                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Archstone Communities Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          ARCHSTONE COMMUNITIES TRUST
                           7670 South Chester Street
                           Englewood, Colorado 80112

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 17, 2000

To the shareholders:

   The 2000 annual meeting of shareholders of Archstone Communities Trust ("Archstone") will be held on Wednesday, May 17, 2000, at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado, at 10:30 a.m. (Mountain
Time) for the following purposes:

     1. To elect three Class II Trustees to serve until the annual meeting of shareholders in 2003 and until their successors are duly elected and qualify; and to elect one Class I Trustee to serve until the annual meeting of shareholders in 2002 and until his successor is duly elected and qualifies;

     2. To approve an amendment to Archstone's Declaration of Trust; and

     3. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

   The accompanying Proxy Statement provides further information regarding the business of the meeting.

   Shareholders of record at the close of business on March 17, 2000 are entitled to notice of, and to vote at, the meeting.

   Please help Archstone by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                         Caroline Brower
                                         Secretary

[DATE], 2000

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.
                          ARCHSTONE COMMUNITIES TRUST
                           7670 South Chester Street
                           Englewood, Colorado 80112

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 17, 2000

                              GENERAL INFORMATION

   The Board of Trustees (the "Board") of Archstone is soliciting proxies to be voted at the 2000 annual meeting of shareholders to be held on Wednesday, May 17, 2000. This proxy statement, which was sent on [DATE], 2000, provides information concerning the use of the proxy and the business to be transacted at the meeting. If a shareholder specifies a choice with respect to any matter to be acted upon, the proxy holders will vote the common shares of beneficial interest, par value $1.00 per share (the "Common Shares"), represented by the proxy in accordance with the shareholder's specifications. If a shareholder signs and returns a proxy without specifying choices, the proxy holders will vote the Common Shares represented by the proxy in accordance with the recommendations of the Board.

   If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket, which is attached to your proxy card. Beneficial owners whose ownership is registered under another party's name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Secretary, Archstone Communities Trust, 7670 South Chester Street, Englewood, Colorado 80112. Record owners and beneficial owners who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

   Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of Archstone, by delivering to the Secretary of Archstone a duly executed proxy bearing a later date or by attending and voting in person at the meeting.

   Archstone will bear the cost of soliciting the proxies. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, facsimile transmission or other electronic means, by officers or employees of Archstone. Archstone will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and similar parties to forward the solicitation material to the beneficial owners of Common Shares held of record by those persons, and Archstone will, upon request of those record holders, reimburse forwarding charges and expenses.

                     SHARES OUTSTANDING AND VOTE REQUIRED

   At the close of business on March 17, 2000, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, there were [NUMBER] Common Shares outstanding. Each whole Common Share outstanding on the record date represents one vote, and each fractional Common Share represents its fraction of one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

   Assuming the existence of a quorum, the affirmative vote of a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting is required to elect each nominee for Trustee. Representatives of Archstone's transfer agent will assist Archstone in the tabulation of the votes. Abstentions and broker non-votes are counted as Common Shares represented at the meeting for purposes of determining a quorum, and as votes "withheld" with respect to the election of Trustees. Abstentions and broker non-votes have the effect of a vote "against" the proposal to approve the amendment to Archstone's Declaration of Trust.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth, as of March 1, 2000, the beneficial ownership of Common Shares for (i) each person known to Archstone to have been the beneficial owner of more than five percent of the outstanding Common Shares, (ii) each Trustee of Archstone, (iii) each Named Executive Officer, who include the Chief Executive Officer and the four other most highly compensated officers of Archstone during 1999, and (iv) all Trustees and executive officers of Archstone as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes, for purposes of calculating the number and percent of Common Shares beneficially owned by a person, that (i) all Cumulative Convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share, of Archstone ("Series A Preferred Shares"), beneficially owned by that person have been converted into Common Shares and (ii) all options and convertible securities held by that person which are exercisable or will become exercisable prior to May 1, 2000 have been exercised or converted, but that no options or convertible securities held by other persons have been exercised or converted. Fractional Common Shares have been rounded to the nearest whole Common Share in the table below and elsewhere in this Proxy Statement. The address of each Trustee and officer listed below is c/o Archstone Communities Trust, 7670 South Chester Street, Englewood, Colorado 80112.

                                          Number of Archstone Percentage of All
                                             Common Shares    Archstone Common
        Name of Beneficial Owner          Beneficially Owned       Shares
        ------------------------          ------------------- -----------------
Security Capital Group Incorporated
 ("Security Capital")....................       54,540,283(1)       39.2%
  125 Lincoln Avenue
  Santa Fe, New Mexico 87501
Wellington Management Company, LLP
 ("Wellington")..........................        9,886,164(2)        7.1%
  75 State Street
  Boston, MA 02109
C. Ronald Blankenship....................           36,030(3)          *
James A. Cardwell........................           37,706(4)          *
Ned S. Holmes............................        17,554(5)(6)          *
Calvin K. Kessler........................           14,604(4)          *
John T. Kelley, III......................        58,585(4)(7)          *
Constance B. Moore.......................              13,064          *
James H. Polk, III.......................        15,778(4)(8)          *
John M. Richman..........................           14,250(5)          *
John C. Schweitzer.......................        58,000(4)(9)          *
R. Scot Sellers.......................... 220,886(10)(11)(12)          *
Patrick R. Whelan........................     163,774(11)(12)          *
Richard A. Banks.........................      79,923(11)(12)          *
Jay S. Jacobson..........................      48,559(11)(12)          *
J. Lindsay Freeman.......................      81,882(11)(12)          *
All Trustees and executive officers as a
 group (34 persons)......................           1,398,838        1.0%

--------
*Less than 1%.

(1) These Common Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital.

(2) Information regarding beneficial ownership of Common Shares by Wellington, is included herein in reliance on an amendment to Schedule 13G, filed with the Securities and Exchange Commission ("SEC") on February 11, 2000. Wellington may be deemed to be the beneficial owner of the Common Shares reported, which are owned by various clients and a subsidiary of Wellington. Wellington has shared dispositive power with respect to all Common Shares reported, and such Common Shares were acquired in the ordinary course of business and were not acquired for the purpose, and do not have the effect of, changing or influencing control of Archstone.

(3) Includes 14,936 shares held by Zebec Data Systems, a corporation in which Mr. Blankenship is the controlling shareholder.

(4) Includes for each of Messrs. Cardwell, Kelley and Kessler beneficial ownership of 8,000 Common Shares, for Mr. Schweitzer beneficial ownership of 6,000 Common Shares, and for Mr. Polk beneficial ownership of 2,000 Common Shares, which are issuable upon exercise of options granted under Archstone's 1996 and 1987 Share Option Plans for Outside Trustees. See "Election of Trustees--Trustee Compensation" below.

(5) Includes for each of Messrs. Holmes and Richman beneficial ownership of 3,000 Common Shares which were issued under the former Security Capital Atlantic Incorporated 1996 Share Option Plan for Outside Directors and are exercisable under Archstone's 1996 Share Option Plan for Outside Trustees.

(6) Includes 4,000 Common Shares held by family limited partnerships and 5,554 Common Shares held in trust for Mr. Holmes' children.

(7) Includes 50,585 Common Shares held by Mr. Kelley's family trust.

(8) Includes 1,028 Common Shares held in trust for Mr. Polk's children.

(9) Includes 6,000 Common Shares held by Mr. Schweitzer's spouse and 25,000 Common Shares held in Mr. Schweitzer's IRA.

(10) Includes 421 Common Shares held by Mr. Sellers' spouse as her separate property, 718 Common Shares held in trust for Mr. Sellers' children and 449 Common Shares held in Mr. Sellers' IRA.

(11) Includes for each of Messrs. Sellers, Whelan, Banks, Jacobson and Freeman beneficial ownership of Common Shares which are issuable upon exercise of vested options granted under Archstone's 1997 Long-Term Incentive Plan, as follows: Mr. Sellers, 95,565; Mr. Whelan, 63,120; Mr. Banks, 30,540; Mr. Jacobson, 34,076 and Mr. Freeman, 32,807.

(12) Includes for each of Messrs. Sellers, Whelan, Banks, Jacobson and Freeman beneficial ownership of Common Shares which are issuable upon exercise of vested restricted share unit awards granted under Archstone's 1997 Long-Term Incentive Plan, as follows: Mr. Sellers, 16,049; Mr. Whelan, 13,115; Mr. Banks, 10,857; Mr. Jacobson, 14,483 and Mr. Freeman, 4,507.

                             ELECTION OF TRUSTEES

   Archstone has a classified Board consisting of the following ten Trustees:
C. Ronald Blankenship; James A. Cardwell; Ned S. Holmes; John T. Kelley, III; Calvin K. Kessler; Constance B. Moore; James H. Polk, III; John M. Richman; John C. Schweitzer; and R. Scot Sellers.

   The Common Shares represented by the accompanying proxy will be voted to elect the three nominees named below as Class II Trustees, and the one nominee named as a Class I Trustee, unless a shareholder indicates otherwise on the proxy. Should any of the nominees named below become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board. Ms. Moore and Messrs. Kelley and Schweitzer, if elected, will serve as Class II Trustees until the annual meeting of shareholders in 2003. Mr. Blankenship, if elected, will serve as a Class I Trustee until the annual meeting of shareholders in 2002. The Board recommends that shareholders vote FOR the election of each nominee for Trustee.

Nominees

                                                                     Trustee
        Trustee         Age          Business Experience              Since
        -------         ---          -------------------           ------------
 C. Ronald Blankenship.  50 Director, Vice Chairman and Chief       March 2000
                            Operating Officer of Security
                            Capital since May 1998; prior
                            thereto, Managing Director of
                            Security Capital since 1991.
                            Advisory Trustee of Archstone from
                            July 1998 to March 2000. Non-
                            Executive Chairman of Archstone from
                            June 1997 to July 1998; Chairman of
                            Archstone from June 1991 to June
                            1997; Interim Chairman, Chief
                            Executive Officer and a Director of
                            Homestead Village Incorporated
                            ("Homestead") (ownership, operation
                            and development of extended-stay
                            lodging facilities throughout the
                            United States) since May 1999;
                            Director of BelmontCorp (ownership,
                            operation and development of
                            assisted living facilities in the
                            United States) since May 1998;
                            Director of Storage USA, Inc.
                            (ownership, operation and
                            development of self-storage
                            facilities throughout the United
                            States) since December 1997;
                            Director of CarrAmerica Realty
                            Corporation (ownership, operation
                            and development of office properties
                            throughout the United States) since
                            August 1998; Trustee of City Center
                            Retail Trust (ownership, operation
                            and development of premier urban-
                            infill retail facilities throughout
                            the United States) since December
                            1997; and a Director of Strategic
                            Hotel Capital Incorporated from
                            April 1997 to September 1999.

 John T. Kelley, III...  59 Founding officer and Advisory          January 1988
                            Trustee of ProLogis Trust
                            (ownership, operation and
                            development of industrial parks in
                            the United States, Mexico and
                            Europe) since January 1993; Director
                            of Security Capital since 1990;
                            Director of Regency Realty
                            Corporation (ownership, operation
                            and development of infill retail
                            properties throughout the United
                            States) since March 1999, prior to
                            which he served as Chairman of the
                            Board of Pacific Retail Trust.

 Constance B. Moore....  44 Managing Director of the Capital        July 1998
                            Division of Security Capital since
                            January 1999; Co-Chairman and Chief
                            Operating Officer of Archstone from
                            July 1998 to December 1998; at which
                            time she left Archstone to become an
                            employee of Security Capital;
                            Director, Co-Chairman and Chief
                            Operating Officer of Security
                            Capital Atlantic Incorporated
                            ("Atlantic") from January 1996 to
                            July 1998 and Managing Director of
                            Archstone from May 1994 to December
                            1995.

 John C. Schweitzer....  55 Director of Homestead (ownership and operation of extended-stay lodging
                            facilities) since April 1997;
                            Director of Regency Realty
                            Corporation (ownership, operation
                            and development of infill retail
                            properties throughout the United
                            States) since March 1999; Trustee of
                            Pacific Retail Trust from June 1997
                            to February 1999; President,
                            Westgate Corporation (real estate
                            and investments) since 1979;
                            Managing Partner, Campbell Capital
                            Ltd. (real estate and investments)
                            since 1976; Trustee of Texas
                            Christian University; Director of
                            Chase Bank of Texas-Austin; and
                            Director of KLRU Public Television,
                            Austin, Texas.

Continuing Trustees

   The following persons will continue to hold positions as Trustees:

   James A. Cardwell--68--Trustee of Archstone since May 1980; Chief Executive Officer of Petro Stopping Centers, L.P. (operation of a national chain of full-service truck stopping centers) and its predecessor since 1975; and Director of El Paso Electric Company since 1990. Mr. Cardwell is a Class I Trustee and his term as Trustee expires in 2002.

   Ned S. Holmes--55--Trustee of Archstone since July 1998; Director of Atlantic from May 1994 to July 1998; President and Chief Executive Officer of Laing Properties, Inc. since May 1990; Chairman and President of Parkway Investments/Texas Inc., a Houston-based real estate investment and development company which specializes in residential (apartment and townhouse), commercial (office and warehouse) and subdivision projects since April 1984; Director of Heritage Bank and Commercial Bancshares, Inc.; Chairman of the Port Commission of the Port of Houston Authority; Director of the Institute of International Education and the Houston International Protocol Alliance; and Director of Greater Houston Partnership. Mr. Holmes is a Class III Trustee and his term as Trustee expires in 2001.

   Calvin K. Kessler--68--Trustee of Archstone since January 1972; President and principal shareholder, Kessler Industries, Inc., (manufacturer of furniture and aluminum castings) since 1960. Mr. Kessler has declined to stand for reelection as a Trustee and his term as a Trustee will expire at the annual meeting.

   James H. Polk, III--57--Trustee of Archstone since January 1976; Managing Director of SING LTD. Co. (ownership, operation and development of self-storage facilities) since January 1998; Managing Director of Security Capital Markets Group Incorporated from August 1992 to June 1997 and President from March 1997 to June 1997; affiliated with Archstone from January 1976 to June 1997 in various capacities, including Trustee, President and Chief Executive Officer; past President and Trustee of the National Association of Real Estate Investment Trusts, Director of M.D. Anderson Hospital, Houston, Texas, and Mortgage West, Santa Fe, New Mexico. Mr. Polk is a Class I Trustee and his term as Trustee expires in 2002.

   John M. Richman--72--Trustee of Archstone since July 1998; Director of Atlantic from September 1996 to July 1998; Counsel to the law firm of Wachtell, Lipton, Rosen & Katz from January 1990 to October 1996 and from April 1997 to present; former Chairman and CEO of Kraft Foods; Director, Evanston Northwestern Healthcare, Chicago Council on Foreign Relations and Lyric Opera of Chicago; Life Trustee of the Chicago Symphony Orchestra, and Northwestern University; retired Director of R.R. Donnelley & Sons Company and served as Acting Chairman and Chief Executive Officer of that company from October 1996 to April 1997; retired Director of BankAmerica Corporation and Bank of America National Trust and Savings Association; and USX Corporation. Member, The Business Council and The Commercial Club of Chicago. Mr. Richman is a Class III Trustee and his term as Trustee expires in 2001.

   R. Scot Sellers--43--Trustee of Archstone since July 1998; Chairman and Chief Executive Officer of Archstone since December 1998, where he has overall responsibility for Archstone's strategic direction, investments and operations; Co-Chairman and Chief Investment Officer of Archstone from July 1998 to December 1998; President and Chief Executive Officer of Archstone from June 1997 to July 1998; from September 1994 to June 1997, Managing Director of Archstone, where he had overall responsibility for Archstone's investment strategy and implementation; Senior Vice President of Archstone from May 1994 to September 1994; from April 1993 to May 1994, Senior Vice President of Security Capital, where he was responsible for portfolio acquisitions from institutional sources. Mr. Sellers is a Class III Trustee and his term as Trustee expires in 2001.

   Security Capital has the right to nominate up to three Trustees, depending on its level of ownership of Common Shares. See "Certain Relationships and Transactions--Security Capital Investor Agreement." Messrs. Blankenship and Kelley and Ms. Moore are nominees of Security Capital. Mr. Blankenship was appointed to the Board in March 2000 at the request of Security Capital pursuant to the Investor Agreement.

Meetings and Committees

   The Board held six meetings during 1999.

   The Executive and Investment Committee of the Board, composed of Ms. Moore and Messrs. Sellers, Schweitzer, Holmes and Kelley, has the responsibility to act on behalf of the entire Board between regular Board meetings to the extent permitted by applicable law; review and make recommendations regarding strategic actions; price securities to be issued by Archstone; and review and approve proposed investments and property dispositions. During 1999, the Executive and Investment Committee held 18 meetings.

   The Board has a Management Development and Executive Compensation Committee (the "Executive Compensation Committee") composed of Ms. Moore and Messrs. Blankenship, Schweitzer, Richman, and Polk as voting members and Mr. Sellers as a nonvoting member. Mr. Blankenship was appointed as a member of the Executive Compensation Committee in March 2000. The Executive Compensation Committee reviews and approves Archstone's executive compensation arrangements and plans. The Executive Compensation Committee held five meetings during 1999.

   The Audit Committee of the Board, composed of Messrs. Cardwell and Kessler, is responsible for recommending to the Board the appointment of independent auditors, reviewing all recommendations of the auditors with respect to accounting methods and internal controls of Archstone, reviewing and approving non-audit services and reviewing the scope of the audits conducted by the auditors. The Audit Committee held two meetings during 1999.

   Archstone has no standing nominating committee.

   During 1999, each Trustee attended at least 75% of the total number of meetings of the Board and the committees on which he or she served, except for Mr. Holmes who attended 71% of the meetings of the Board and committees on which he serves.

Trustee Compensation

   During 1999, Trustees who are not employees of Archstone or Security Capital ("Outside Trustees") received an annual retainer of $22,000; meeting fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended. The Chairman of any committee of the Board also received $3,000 per year per committee chaired. Both the retainers and meeting fees are paid quarterly. Each Outside Trustee may defer compensation to be received under the Deferred Fee Plan for Outside Trustees for up to ten years from the date it originally was to be received. Trustees who are employees of Archstone or Security Capital are not separately compensated for serving as Trustees. Trustees are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

Outside Trustees Plan

   The purpose of the 1996 Share Option Plan for Outside Trustees (the "Outside Trustees Plan") is to enable the Outside Trustees to increase their ownership of Archstone and thereby increase the alignment of their interests with those of Archstone's other shareholders. The Outside Trustees Plan provides for grants of options to purchase Common Shares. The Secretary of Archstone (the "Administrator") administers the Outside Trustees Plan.

   The number of Common Shares reserved for issuance upon exercise of options granted under the Outside Trustees Plan is 200,000. On the date of each annual meeting of shareholders of Archstone from 1999 through 2006, each Outside Trustee is granted an option to purchase 5,000 Common Shares at an exercise price equal to the average of the highest and lowest sales price of the Common Shares on the New York Stock Exchange ("NYSE") on that date. The options vest at the rate of 25% per year on each anniversary of the date of the award for the four succeeding years after the award. In the event of changes in the outstanding Common Shares which may dilute the value of the Options granted, the Administrator may make appropriate adjustments to the aggregate number of Common Shares available under the Outside Trustees Plan and the terms of the options for

Common Shares subject to the Outside Trustees Plan. The Outside Trustees are credited with dividend equivalent units with respect to the options provided under the Outside Trustees Plan. The dividend equivalent units credited equal the number of options and dividend equivalent units previously issued or credited to the Outside Trustee, multiplied by the excess between the average annual dividend yield on the Common Shares and the average annual dividend yield for the Standard & Poor's 500 Stock Index. The dividend equivalent units are paid annually on the last calendar day of each year. Dividend equivalent units are paid in Common Shares on the basis of one Common Share per dividend equivalent unit. The payment of all awards under the Outside Trustees Plan may be deferred at the option of the Outside Trustee.

   Prior to 1999, each Outside Trustee received an annual option to purchase 2,000 Common Shares at an exercise price equal to the average of the highest and lowest sales price of the Common Shares on the NYSE on the date of the award. Those options vested upon award and did not have dividend equivalent units awarded with them.

              PROPOSAL TO AMEND ARCHSTONE'S DECLARATION OF TRUST

   The Board proposes to amend various provisions of Archstone's Declaration of Trust, which are described in more detail below. The Board has unanimously approved the amendments to Archstone's Declaration of Trust, the form of which is attached as Annex I. The following description, which summarizes the changes to be effected by the amendments, is qualified in its entirety by reference to the form of Articles of Amendment to Archstone's Declaration of Trust attached as Annex I.

   Approval of the amendments requires the affirmative vote of at least a majority of the outstanding Common Shares.

Uncertificated Shares and Electronic Proxies

   The Declaration of Trust is proposed to be amended to make clear that Archstone can issue uncertificated shares and solicit proxies in any manner permitted by Maryland law. These changes will help Archstone keep up with changes in technology by, for example, permitting it to solicit proxies electronically and to issue shares without the expense of having certificates engraved or printed. These changes also are expected to save administrative costs over the long term.

Mergers

   If the amendment is approved, the Declaration of Trust will be amended to provide for shareholder approval of future mergers only when required under Maryland law. Under Maryland law, as amended effective October 1, 1999, a merger of a Maryland REIT surviving the merger may be approved only by its board of trustees if: (1) the merger does not reclassify or change the terms of any class or series of its shares that are outstanding immediately before the merger becomes effective or otherwise amend its declaration of trust and
(2) the number of shares of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% the number of its shares of the class or series of shares outstanding immediately before the merger becomes effective. These requirements are similar to the rules of the NYSE governing the circumstances under which shareholder approval of a transaction must be obtained. Archstone's Declaration of Trust as presently in effect requires all mergers or consolidations, regardless of size, to be approved by holders of a majority of the outstanding Archstone Common Shares. Therefore, the amendment, if approved, will provide Archstone with added flexibility to react to acquisition opportunities, including the ability to engage in acquisitions which may not otherwise be feasible due to the time involved in obtaining shareholder approval. In addition, if it is approved, the amendment will eliminate the costs relating to shareholder approval presently required with respect to merger or consolidation transactions of limited size. Mergers or consolidations subject to shareholder approval will continue to require the affirmative vote of the holders of not less than a majority of the Archstone shares entitled to vote on the merger or consolidation.

Limitation of Liability of Officers and Employees

   The Declaration of Trust currently provides that, to the maximum extent permitted by Maryland law, no officer, employee or agent of Archstone shall be liable to Archstone or its shareholders for money damages. In the absence of any Maryland statute limiting such liability of officers, employees or agents, the Declaration of Trust provides that no officer, employee or agent of Archstone shall be liable to Archstone or to any shareholder for money damages except to the extent that (i) the officer, employee or agent actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or
(ii) a judgment or other final adjudication adverse to the officer, employee or agent is entered in a proceeding based on a finding in the proceeding that the officer's, employee's or agent's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Board proposes to amend these provisions to exclude agents from their application. Archstone will be able to exercise its discretion, in the course of engaging an agent, to negotiate an appropriate level of exculpation from liability.

Indemnification of Officers and Employees

   The Declaration of Trust currently provides for mandatory indemnification of officers, employees and agents of Archstone, to the fullest extent permitted by Maryland law, in connection with any action brought by reason of the fact that the person was serving as an officer, employee or agent of Archstone. The Board proposes to amend these provisions to make such indemnification of agents at the discretion of the Board, rather than mandatory. Just as with the limitation on liability, Archstone may determine to provide an appropriate indemnity to an agent engaged by Archstone in light of the services to be provided by that agent.

   The Board unanimously recommends that you vote FOR the amendment.

                            EXECUTIVE COMPENSATION

   The following table presents the compensation for 1999, 1998 and 1997 paid to the Chief Executive Officer and the four other most highly compensated executive officers of Archstone (the "Named Executive Officers"). Through September 1997, the Named Executive Officers were employees of the wholly owned subsidiaries of Security Capital that managed the operations of Archstone prior to Archstone becoming internally managed in October 1997.

             Annual Compensation                        Long-Term Compensation
---------------------------------------------- -----------------------------------------
                                   Archstone                  Shares of
                                 Common Shares             Security Capital
                                  Underlying   Restricted   Class A Common   All Other
 Name and        Salary   Bonus  Stock Options   Stock     Stock Underlying Compensation
 Position   Year   ($)     ($)      (#)(1)     Awards (#)    Options (#)       ($)(2)
 --------   ---- ------   -----  ------------- ----------  ---------------- ------------
R. Scot
 Sellers..  1999 600,000 615,000    133,032      68,376(3)         --          14,088
 Chairman
 and        1998 250,000 602,000    187,353      64,198(4)         51(5)       15,734
 Chief
 Executive
 Officer    1997 250,000 350,000    194,899          --         1,108(6)        4,221

Patrick R.
 Whelan...  1999 325,000 430,750     59,377      24,789(7)         --          11,413
 Chief
 Operating
 Officer    1998 225,000 377,000     68,909      20,397(8)         --          15,174
            1997 205,385 270,000    183,567                       281(6)        3,969

Richard A.
 Banks
 (9)......  1999 225,000 230,000     15,789      18,028(7)         --          10,321
 Managing
 Director   1998 197,692 205,725     26,972      18,130(8)         --           7,948
 West
 Region     1997  74,667  65,000     95,182                                     1,715

Jay S.
 Jacobson
 (10).....  1999 225,000 160,000     10,526      18,028(7)         --          10,799
 Managing
 Director   1998 197,692 157,000     35,632      27,195(8)         --              --
 Central
 Region     1997 198,000 127,000    100,666                       175(6)

J. Lindsay
 Freeman
 (11).....  1999 221,539 180,000     10,526      22,535(7)         --           9,191
 Managing
 Director   1998  97,500  82,500     34,266          --            --           5,352
 East
 Region     1997      --      --         --          --            --              --

--------

(1) The recipients of the options awarded in 1999 and 1998 are credited with dividend equivalent units with those options. The options awarded in 1997 that are credited with dividend equivalent units are as follows: Mr. Sellers, 13,597 options; Mr. Whelan, 11,331 options; Mr. Banks, 18,130 options; and Mr. Jacobson, 10,016 options. The balance of options in 1997 were granted as part of the employee stock purchase plan with matching options. See "--Long-Term Incentive Plan".

(2) Includes contributions made by Archstone under its 401(k) Savings Plan and the Non-Qualified Savings Plan from and after 1998, and the dollar value of insurance premiums paid by Archstone with respect to term life insurance for the benefit of the Named Executive Officer, and imputed interest income, if any, deemed incurred on loans made by Archstone for the purchase of Common Shares under the share purchase program of the 1997 Long-Term Incentive Plan, having an interest rate lower than the rate mandated by the Internal Revenue Service. The interest rate under each loan is 6% and the mandated rate is 6.55%. Beginning in 1998, Archstone has matched up to 50% of the first 6% of compensation contributed by the employee under the 401(k) Savings Plan; alternatively, with respect to employees who have contributed 4% of their compensation into the 401(k) Savings Plan and made further contributions of compensation into the Non-Qualified Savings Plan, Archstone has matched up to 50% of the 4% of compensation contributed to the 401(k) Savings Plan and 50% of the first 2% of the compensation contributed to the Non-Qualified Savings Plan.

(3) The amount shown represents an award of restricted share units made by Archstone to Mr. Sellers in June of 1999 under the 1997 Long-Term Incentive Plan. The restricted share units vest for the number of Common Shares indicated at a rate of 50% per year in June 2000 and 2001. All restricted share units will vest earlier in the event of Mr. Sellers' disability or death, or upon termination of his employment due to a change in control of Archstone. The restricted share units, awarded to Mr. Sellers at a share price of $21.9375, were valued at $1,500,000 on the date of grant. Mr. Sellers is also credited with dividend equivalent units in connection with these restricted shares.

(4) The amount shown represents an award of restricted share units made by Archstone to Mr. Sellers in December 1998 under the 1997 Long-Term Incentive Plan. The restricted share units vest for the number of Common Shares indicated at a rate of 25% per year in December of each of the four years 1999 through 2002 that Mr. Sellers is employed by Archstone. All restricted share units will vest earlier in the event of Mr. Sellers' disability or death, or upon termination of his employment due to a change in control of Archstone. The restricted share units, awarded to Mr. Sellers at a share price of $20.25, were valued at $1,300,000 on the date of grant. Mr. Sellers also is credited with dividend equivalent units in connection with these restricted shares. See "--Long-Term Incentive Plan".

(5) These options to acquire shares of Security Capital's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") were awarded by Security Capital under Security Capital's 1991 and 1992 option plans. These options were issued to replace options surrendered by Mr. Sellers to cover tax payment obligations arising from a previous exercise of options for Class A Common Stock. These options expired unexercised on December 31, 1999.

(6) These options to acquire shares of Class A Common Stock were awarded by Security Capital under Security Capital's 1995 option plan. These options were awarded to Mr. Sellers, Mr. Whelan, Mr. Jacobson and Mr. Freeman, as employees of the wholly owned subsidiaries of Security Capital that managed Archstone's operations prior to Archstone becoming internally managed in 1997.

(7) The amounts shown represent awards of restricted share units made by Archstone as part of a key employee retention program under the 1997 Long-Term Incentive Plan. The restricted share units vest 20% on each December 31 of each of the five years 1999 through 2003 that the grantee is employed by Archstone. All restricted share units will vest earlier in the event of the grantee's disability or death, or upon termination of the employee due to a change in control. The restricted share units, awarded to Messrs. Whelan, Banks, Freeman, and Jacobson at a share price of $22.1875 were valued on the date of the Grant as follows: Mr. Whelan, $550,000; Mr. Freeman, $500,000; Mr. Banks, $400,000; and Mr. Jacobson,
    $400,000. Dividend equivalent units are credited in connection with the restricted shares awarded.

(8) The amounts shown represent awards of restricted share units made by Archstone as part of a key employee retention program under the 1997 Long-Term Incentive Plan. The restricted share units vest 20% on each December 31 of each of the five years 1998 through 2002 that the grantee is employed by Archstone. All restricted share units will vest earlier in the event of the grantee's disability or death, or upon termination of this employment due to a change in control of Archstone. The restricted share units, awarded to Messrs. Whelan, Banks, and Jacobson at a share price of $22.0625 were valued on the date of the grant as follows: Mr. Whelan, $450,000; Mr. Banks, $400,000; and Mr. Jacobson, $600,000. Dividend
    equivalent units are credited in connection with the restricted shares awarded.

(9) Mr. Banks joined Archstone on September 18, 1997 and his compensation information reflects the portion of 1997 during which he was an officer of Archstone.

(10) Mr. Jacobson resigned his position as Managing Director Central Region effective February 22, 2000.

(11) Mr. Freeman joined Archstone on July 7, 1998 upon the merger of Archstone and Atlantic, and his compensation reflects only the portion of 1998 during which he was an officer of Archstone.

Option Grants in 1999

   During 1999, options for 860,012 Common Shares were granted to 132 key employees and officers of Archstone. The following table sets forth certain information with respect to individual grants of options to each of the Named Executive Officers:

                                  Archstone Common Share
            -------------------------------------------------------------------
                                     Individual Grants
            -------------------------------------------------------------------
                                             Exercise
            Common Shares     Percent of        Or
              Underlying     Total Options     Base                Grant Date
               Options        Granted to       Price   Expiration Present Value
   Name     Granted (#)(1) Employees in 1999 ($/share)    Date       ($)(2)
----------- -------------- ----------------- --------- ---------- -------------
R. Scot
 Sellers...     54,085                        22.1875    6/14/09     112,383
                78,947                        19.0000   12/14/09     140,478
               -------                                               -------
               133,032           15.47%                              252,861

Patrick R.
 Whelan....     22,535                        22.1875    6/14/09      46,825
                36,842                        19.0000   12/14/09      65,557
               -------                                               -------
                59,377            6.90%                              112,382

Richard A.
 Banks.....     15,789            1.84%       19.0000   12/14/09      28,095

Jay S.
 Jacobson..     10,526            1.22%       19.0000   12/14/09      18,730

J. Lindsay
 Freeman...     10,526            1.22%       19.0000   12/14/09      18,730

--------
(1) These options become exercisable in one-fourth increments on the first, second, third and fourth anniversaries of the respective date of grant (June 14, 1999 and December 14, 1999), except that such options may be exercised earlier in the event of the optionee's retirement, disability or death, or upon termination of an optionee's employment due to a change in control of Archstone. As described under "--Long-Term Incentive Plan," the options granted to the Named Executive Officers in 1998 and 1999 have dividend equivalent units.

(2) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an expected option life of
    6.27 years; a risk-free interest rate of 6.52%; an expected dividend yield of 6.97%; and expected volatility of 16.31%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model, which does not include the valuation of dividend equivalent units.

Option Exercises in 1999 and Year-End Option Values

   None of the Named Executive Officers exercised any options for Common Shares during 1999. The following table sets forth certain information concerning the year-end value of unexercised options owned by the Named Executive Officers.

                                  Archstone Common Shares                 Shares of Security Capital Class A Common Stock
                    --------------------------------------------------- ---------------------------------------------------
                      Securities Underlying   Value of Unexercised in-    Securities Underlying   Value of Unexercised in-
                     Unexercised Options at     the-Money Options at     Unexercised Options at     the-Money Options at
                          Year-End (#)            Year-End ($) (1)            Year-End (#)            Year-End ($) (2)
                    ------------------------- ------------------------- ------------------------- -------------------------
       Name         Exercisable Unexercisable Exercisable Unexercisable Exercisable Unexercisable Exercisable Unexercisable
       ----         ----------- ------------- ----------- ------------- ----------- ------------- ----------- -------------
R. Scot Sellers       95,565       419,719      10,494       51,218        2,709(3)     1,852       527,218      74,880
Patrick R. Whelan     63,120       248,733       3,395       19,396        1,757          693       299,358         --
Richard A. Banks      30,540       107,403         926        6,725          --           --            --          --
Jay S. Jacobson       34,076       112,748         617        4,483          339          603         3,775      15,100
J. Lindsay Freeman    32,807       108,943         926        5,409        1,918          565       484,523         --

--------
(1) Based on the December 31, 1999 NYSE closing price of $20.50 per Common
  Share.
(2) Based on the December 31, 1999 NYSE closing price for $620 per share of Security Capital Class A Common Stock.
(3) 50.51 of these options expired unexercised as of December 31, 1999.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   Archstone has not entered into any employment contracts with any Named Executive Officer.

   Under Archstone's 1997 Long Term Incentive Plan, as amended and restated as of December 8, 1999 (the "Plan"), if (i) a participant's employment is terminated by Archstone or a successor to Archstone or an affiliated entity which is his or her employer, for reasons other than cause following a change in control (as defined in the Plan) of Archstone, or (ii) the Plan is terminated by Archstone or its successor following a change in control without provision for the continuation of outstanding awards under the Plan, then in either such event all unexpired options and related awards will become immediately exercisable and all other awards previously made under the Plan will immediately vest.

   Archstone has entered into change in control agreements with each of the Named Executive Officers and several of its other senior officers. The agreements provide that if a change in control (as defined in the agreement) occurs and the officer is thereafter terminated, other than for cause, or as a result of the officer's death or disability, or if the officer resigns as a result of, among other matters a material adverse change in the nature or scope of the officer's duties, authority or compensation and such termination or action is taken within the protective period applicable to such officer, then the officer will be entitled to receive a lump-sum payment, together with certain other payments and benefits, including continuation of certain employee benefits. The duration of the period during which the officer is entitled to continue to receive benefits and the amount of the lump-sum payment depends upon the officer's responsibility level within Archstone. For the two most senior officers, the period extends for thirty-six months after the change in control and the severance payment would be three times the sum of the base salary and target bonus for the officer for the year in which termination occurs. For the balance of the Named Executive Officers, the period is twenty-four months following the change in control, and the multiple for the severance payment is two times base salary and target bonus. Each officer (regardless of tier) will also receive, if terminated within his or her applicable period after a change in control, an amount equal to the officer's pro-rated salary and target bonus for the year of termination through the date of termination, and, under certain circumstances, an additional payment required to compensate the officer for excise taxes imposed upon the severance payments made under the officer's agreement.

Long-Term Incentive Plan

 General

   The Archstone 1997 Long-Term Incentive Plan authorizes the establishment of one or more option programs and share purchase programs and the award of share grants. No more than 8,650,000 Common Shares in the aggregate may be awarded under the Plan and no individual may be granted awards with respect to more than 500,000 Common Shares in any one-year period. The Executive Compensation Committee administers the Plan. Subject to the terms of the Plan, the Executive Compensation Committee determines which employees will be eligible to receive awards under the Plan, and the amount, price, timing and other terms and conditions applicable to awards. All employees of Archstone and any of its subsidiaries, and any other related company designated by the Executive Compensation Committee, are eligible to participate in the Plan. Non-employee Trustees are not eligible to participate in the Plan. In the event of transactions affecting the type or number of outstanding shares that dilute the value of the Common Shares available under the Plan, the number of shares subject to the Plan, the number or type of shares subject to outstanding awards and the exercise price thereof may be appropriately adjusted.

 Options

   Options become exercisable in accordance with the terms established by the Executive Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards or such other criteria as the Executive Compensation Committee deems appropriate. Options expire on the date determined by the Executive Compensation Committee which shall not be later than the tenth anniversary of the grant date. The Plan provides generally that participants who are awarded options will also be credited with dividend equivalent units with respect to the options. Dividend equivalent units credited to options are awarded annually at the end of each year and represent the number of options held and dividend equivalent units previously awarded, multiplied by the excess between the average annual dividend yield on Common Shares and the average annual dividend yield for the Standard & Poor's 500 Stock Index. Each dividend equivalent unit accumulates additional dividend equivalent units on an annual basis. The dividend equivalent units will be subject to the same vesting schedule as the options and will be payable the December 31 next following the exercise of any paired options, unless the participant elects to defer receipt, or the options expire. All dividend equivalent units are paid in cash.

 Restricted Share Units

   The Executive Compensation Committee may also award restricted share units. Each restricted share unit awarded represents one Common Share as of the date of the award. Outstanding restricted share units are generally credited with dividend equivalent units at the end of each year. Such dividend equivalent units are equal to the average annual dividend yield per Common Share multiplied by the number of restricted share units held. Each dividend equivalent unit accumulates additional dividend equivalent units on an annual basis. Restricted share units vest in accordance with the terms established by the Executive Compensation Committee.

 Performance Awards

   The Plan provides that the Executive Compensation Committee may award participants performance stock, the distribution of which is subject to achievement of performance objectives. The number of shares and the performance measures and periods shall be established by the Executive Compensation Committee at the time the award is made.

 Share Purchase Program

   The Plan permits the Executive Compensation Committee to allow officers and employees to purchase Common Shares with, at the Executive Compensation Committee's discretion, matching options or shares for each share purchased. The Executive Compensation Committee also sets other terms and restrictions governing the share purchases.

   Archstone has share purchase loans outstanding with executive officers as follows: Mr. Sellers, in the original principal amount of $1,900,000, with an outstanding balance as of December 31, 1999, of $1,871,328; Mr. Whelan, in the original principal amount of $1,805,000, with an outstanding balance as of December 31, 1999, of $1,777,752; Mr. Freeman, in the original principal amount of $949,994, with an outstanding balance as of December 31, 1999, of $929,398; Mr. Banks, in the original principal amount of $807,500, with an outstanding balance as of December 31, 1999, of $795,300; and Mr. Jacobson, in the original principal amount of $950,000, with an outstanding balance, as of December 31, 1999, of $935,653. Mr. Jacobson's loan was repaid in connection with Mr. Jacobson's resignation on February 22, 2000, by Mr. Jacobson's tendering to Archstone the 45,325 Common Shares that were acquired by Mr. Jacobson with the proceeds of such loan. Each of the remaining outstanding loans is fully recourse to the executive officer, the proceeds of each loan were used to purchase Common Shares and each loan is secured by the purchased Common Shares. The loans bear interest at the lower of 6.0% per annum or the dividend yield of a Common Share determined based on the fair market value of a Common Share on the purchase date and have a ten-year term. All dividends paid on the shares purchased with proceeds of loans provided under the Plan are used to pay the accrued interest and outstanding principal under the loans. The loans will become due and payable (i) immediately upon the sale of the purchased Common Shares or Archstone's termination of the executive officer's employment for cause, (ii) 180 days after Archstone's termination of the executive officer's employment following a change in control, (iii) 365 days after termination of the executive officer's employment by reason of death, disability or retirement or (iv) 90 days after termination of the executive officer's employment for any other reason. The loans were used to purchase Common Shares under the share purchase program under the Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Executive Compensation Committee is responsible for acting on behalf of the Board with respect to (i) general compensation and benefits practices of Archstone, (ii) review and approval of salaries and other compensation actions for Archstone's Chief Executive Officer, the other Named Executive Officers and other senior executive officers, and (iii) adopting, administering and approving awards under annual and long-term incentive compensation plans. None of the voting members of the Executive Compensation Committee are officers or employees of Archstone.

 Compensation Philosophy

   The Executive Compensation Committee is committed to a compensation philosophy, which rewards employees on the basis of Archstone's success in attaining corporate financial objectives as well as on the basis of the employees' success in attaining individual financial and qualitative performance objectives. Archstone's compensation program is designed to:

  .Attract, reward and retain highly qualified executives.
  .Align shareholder and employee interests.
  .Reward long-term career contributions to Archstone.
  . Emphasize the variable portion of total compensation (cash and stock) as an individual's level of responsibility increases.
  .Provide fully competitive compensation opportunities consistent with performance.
  .Encourage teamwork.

   Archstone's compensation philosophy and practices are based on the key elements outlined below.

Key Elements of Compensation

   The key elements of Archstone's executive compensation program consist of base salary, annual bonus and long-term incentives. As an executive's level of responsibility increases, a greater portion of total compensation is based on annual and long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the executive's role and relative impact on business results consistent with Archstone's variable pay-for-performance philosophy.

 Base Salary

   Base salaries for senior executives are based on an overall assessment of the executive's responsibilities and contribution to Archstone. Before 1999, base salaries were reviewed every two years. Beginning in 1999, base salaries are reviewed annually.

 Annual Bonus

   Archstone's senior executives are eligible for annual cash bonus awards based on the performance of Archstone, the business unit and the individual during the prior year. Historically, individual bonus awards have been paid in amounts which achieve a targeted level of competitive total cash compensation (base salary and annual bonus) consistent with performance.

   Annual performance goals are established by the Executive Compensation Committee at the beginning of each fiscal year for the Named Executive Officers. Specifically, the Executive Compensation Committee will consider performance based on financial measures such as funds from operations, same-store net operating income and total shareholder returns, both absolute and relative to comparable companies, as well as more qualitative measures for each individual.

   Performance versus these criteria will determine individual awards with 100% achievement resulting in payment of the target award. Awards for performance below and above this level of achievement will be at the discretion of the Executive Compensation Committee. Additionally, awards earned under the program may be further adjusted up or down at the discretion of the Executive Compensation Committee based on the quality of the results, extraordinary circumstances, and other factors that the Executive Compensation Committee deems relevant.

 Long-Term Share Incentives

   Long-term share incentives are designed to foster significant ownership of Common Shares, promote a close identity of interests between Archstone management and shareholders, and motivate and reward long-term strategic contributions and enhancement of shareholder value.

   Non-qualified options have been the primary long-term incentive form and constitute a major component of management compensation. Option awards generally reflect the executive's level of responsibility and impact on the long-term success of Archstone. Additionally, consideration is given to an executive's potential for future responsibility and impact. The number of shares covered by annual grants generally reflects competitive industry practices. Share options awarded in 1999 were granted with an exercise price equal to the market price on the date of grant and vest ratably over four years.

   In order to promote long-term retention of critical executives and promote the growth of shareholder value, restricted shares were granted to the Chief Executive Officer, the other Named Executive Officers and on a selected basis to key executives critical to the long-term success of Archstone in June 1999. The June 1999 award for the Chief Executive Officer will vest ratably over two years. The June 1999 awards of all other executives will vest ratably on December 31 of each year from 1999 through 2003.

   Based on consultation and advice from W.T. Haigh and Company, Inc., it was determined that Archstone's long-term incentive programs are effective and generally competitive with market practices for most senior executives. For certain Named Executive Officers however, grants made over the prior three years placed their long-term incentive opportunity below that of similar positions in comparable companies. Long-term incentive opportunities for these individuals were adjusted in 1999 to mid-market levels relative to the defined competitive market and consistent with individual and Archstone performance.

   The Executive Compensation Committee believes long-term incentives are integral in motivating management to achieve Archstone's long-range goals and enhance shareholder value. The Executive Compensation Committee intends to continue to emphasize this element of the compensation package.

Chief Executive Officer Compensation

   The Executive Compensation Committee meets annually without the Chief Executive Officer present to evaluate the Chief Executive Officer's performance and to determine the Chief Executive Officer's compensation. In considering Mr. Sellers' compensation, the Executive Compensation Committee considers his principal responsibilities, which are to provide the overall vision and strategic direction for Archstone, to attract and retain highly qualified employees and to develop and maintain strong relationships for Archstone with the overall investment and analyst community.

   The Executive Compensation Committee determined that at the beginning of 1999 Mr. Sellers' compensation was not consistent with the annual compensation paid to chief executive officers of comparable companies in the REIT industry. Mr. Sellers' annual salary was increased to $600,000 for fiscal year 1999. Mr. Sellers' target bonus for calendar year 1999 was increased to $600,000. Mr. Sellers' target bonus payment is based on financial performance measurements, balance sheet management and individual objectives.

   In determining Mr. Sellers' 1999 annual bonus and long-term incentive award, the Executive Compensation Committee reviewed the financial performance of Archstone relative to comparable REITs, overall performance of Archstone and Mr. Sellers' individual performance. During 1999, Archstone achieved several important objectives which the Executive Compensation Committee believed Mr. Sellers was instrumental in achieving:

  . Increased funds from operations 10.1% to $1.97 per share in 1999 versus $1.79 in 1998.
  . Managed Archstone's balance sheet to preserve significant financial flexibility for investment opportunities in 2000.
  . Commenced construction on $326.8 million of development communities and completed construction on $534.1 million of development communities in 1999.
  . Maintained strong performance in Archstone's existing operating communities, which produced same-store net operating income growth of 6.2% for the year.
  . Began implementation of nationwide rollouts of a number of technology-related operating initiatives, including high speed internet access and an internet based credit scoring model.

   In view of these accomplishments, among others, the Executive Compensation Committee awarded Mr. Sellers bonuses aggregating $615,000 for 1999. Additionally, the Executive Compensation Committee granted Mr. Sellers share options to acquire 133,032 Common Shares. Restricted stock units for 68,376 Common Shares were awarded to Mr. Sellers as the last component of the key executive retention grants made in 1999. The Executive Compensation Committee has determined that the combination of the annual bonus award and share grants, in addition to base salary, places Mr. Sellers' total compensation in the top 30% of comparable companies.

Section 162(m)

   The Executive Compensation Committee is aware of the limitations imposed by
Section 162(m) of the Internal Revenue Code on the deductibility of compensation paid to certain executives to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although Archstone's plans are designed to relate compensation to performance, certain elements of the plans may not meet the tax law's requirements because they allow the Executive Compensation Committee to exercise discretion in setting compensation. The Executive Compensation Committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the Executive Compensation Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to
Section 162(m).

   This report is submitted by the members of the Executive Compensation
Committee: John C. Schweitzer, Chairman, John M. Richman, James H. Polk, III, and Constance B. Moore.

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Common Shares against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and the NAREIT Equity REIT Index for the five-year period commencing December 31, 1994 and ended December 31, 1999. The Common Share price performance shown on the graph is not necessarily indicative of future price performance.

[GRAPH]

                            12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                            --------   --------   --------   --------   --------   --------
Archstone                    $100.00    $116.92    $166.84    $191.42    $169.66    $184.27
S&P 500                       100.00     137.57     169.17     225.60     290.08     351.12
NAREIT Equity REIT Index      100.00     115.27     155.92     187.51     154.69     147.54

   (1) Assumes that the value of the investment in Common Shares and each index was $100.00 on December 31, 1994 and that all dividends were reinvested. Upon the formation of Homestead in October 1996, Archstone received, and distributed to its shareholders, Homestead common stock and warrants to purchase common stock. For purposes of calculating the total return those securities were valued based on the closing price of the securities on the American Stock Exchange on September 18, 1997, the date the securities were distributed to Archstone's shareholders. In addition, upon the acquisition of its management companies in 1998, Archstone received, and distributed to its shareholders, warrants to purchase shares of Security Capital Class B Common Stock. For purposes of calculating the total return, those securities were valued based on the closing price of the warrants distributed on the NYSE on September 18, 1997, the date the warrants were issued to the distribution agent.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

Homestead Funding

   Pursuant to a funding commitment agreement entered into upon the formation of Homestead, Archstone agreed to make mortgage loans to Homestead of up to $198.8 million. Archstone has fully funded its commitment and has received convertible mortgage notes to evidence fundings under the funding commitment agreement in stated amounts of $221.3 million. Each mortgage note issued by Homestead pursuant to the funding commitment agreement is convertible into shares of Homestead common stock on the basis of one share of Homestead common stock for every $10.44 of principal outstanding on the mortgage loan. Interest on the mortgage notes accrues at the rate of 9% per annum on the unpaid principal balance, payable every six months. The mortgage notes are scheduled to mature on October 31, 2006, and are callable beginning October 27, 2001. The notes issued to Archstone are secured by mortgages on 54 properties of Homestead. Archstone recorded $23.6 million in interest income from the mortgage notes during 1999.

Protection of Business Agreement

   Archstone and Homestead are parties to a Protection of Business Agreement, dated as of October 17, 1996 (the "Protection of Business Agreement"), which prohibits Archstone and its affiliates from engaging, directly or indirectly, in the extended-stay lodging business except through Homestead and its subsidiaries. The Protection of Business Agreement also prohibits Homestead from directly or indirectly engaging in the ownership, operation, development, management or leasing of apartment properties. The Protection of Business Agreement does not prohibit Archstone from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as it does not actively participate in the business of that person; (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of that person's consolidated revenues are derived from those properties; and (iv) owning securities of another person primarily engaged in a business other than owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not that person owns, operates, develops, manages or leases extended-stay lodging properties. The Protection of Business Agreement does not prohibit Homestead from: (i) owning securities of Archstone or Security Capital; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden-style apartment properties; and (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden-style apartment properties, so long as not more than 5% of that person's consolidated revenues are derived from those properties. The Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from Archstone, or Security Capital or any of their respective affiliates), by any person (or group of associated persons acting in concert), other than Archstone or Security Capital or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of Homestead's board of directors. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on October 17, 2006.

Homestead Investor Agreement

   Archstone and Homestead are parties to an investor and registration rights agreement (the "Archstone Investor Agreement") pursuant to which Archstone is entitled to designate one person for nomination to the Homestead board of directors for so long as Archstone has the right to convert into Common Shares in excess of $20 million in principal amount of loans made pursuant to its funding commitment agreement. Archstone's nominee may, but need not, be one of the persons nominated by Security Capital pursuant to Security Capital's investor agreement with Homestead. In addition, Homestead has granted to Archstone registration rights with respect to the distribution of all of the shares of Homestead common stock issuable upon conversion of the convertible mortgage notes. Archstone may request three registrations pursuant to Rule 415 promulgated under the Securities Exchange Act of 1934 (the "Securities Act"), of all shares of Homestead common stock issued or issuable upon conversion of the convertible mortgage notes. That registration, except for the fees and disbursements of counsel to Archstone, will be at the expense of Homestead.

Security Capital Investor Agreement

   Archstone and Security Capital are parties to a Third Amended and Restated Investor Agreement (the "Investor Agreement"). The Investor Agreement provides that, without first having consulted with the Security Capital nominees to the Board, Archstone may not seek Board approval of (i) Archstone's annual budget;
(ii) incurring expenses in any year exceeding (a) any line item in the annual budget by the greater of $1,000,000 or 20% and (b) the total expenses set forth in the annual budget by 15%; (iii) the acquisition or sale of any assets in any single transaction or series of related transactions in the ordinary course of Archstone's business where the aggregate purchase price paid or received by Archstone exceeds $50 million; and (iv) entering into any new contract with a service provider (a) for investment management, property management or leasing services or (b) which reasonably contemplates annual contract payments by Archstone in excess of $2 million. Archstone is under no obligation to accept or comply with any advice offered by Security Capital with respect to the foregoing matters.

   Additionally, so long as Security Capital beneficially owns at least 25% of the Common Shares, Security Capital has the right to approve the following matters proposed by Archstone: (i) the issuance or sale of any Common Shares (including the grant of any rights, options or warrants to subscribe for or purchase Common Shares or any security convertible into or exchangeable for Common Shares or the issuance or sale of any security convertible into or exchangeable for Common Shares), at a price per share less than the fair market value of a Common Share on the date of that issuance or sale; (ii) the issuance and sale of any securities that are mandatorily redeemable or redeemable at the option of the holder if, as a result thereof, Archstone's fixed charge coverage ratio would be less than 1.4 to 1.0; (iii) the adoption of any employee benefit plan pursuant to which shares of Archstone or any securities convertible into shares of Archstone may be issued and any action with respect to the compensation of the senior officers of Archstone (including the granting or award of any bonuses or share-based incentive awards); and (iv) the incurrence of any additional indebtedness (including guarantees and including renegotiations and restructurings of existing indebtedness) if, as a result thereof, Archstone's interest expense coverage ratio would be less than 2.0 to 1.0. The restriction referred to in clause (i) above does not apply to (A) the sale or grant of any options to purchase shares of Archstone pursuant to the provisions of any benefit plan approved by the shareholders of Archstone, (B) the issuance or sale of shares of Archstone upon the exercise of any rights, options or warrants granted, or upon the conversion or exchange of any convertible or exchangeable security issued or sold, prior to the date of the Investor Agreement or in accordance with the provisions of the Investor Agreement, (C) the issuance or sale of any shares of Archstone pursuant to any dividend reinvestment and share purchase plan approved by the Board or (D) the issuance, grant or distribution of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase shares of Archstone or securities convertible into or exercisable for shares of Archstone.

   The Investor Agreement also provides that, so long as Security Capital owns at least 10% of the outstanding Common Shares, Archstone may not increase the number of persons serving on the Board to more than twelve. Security Capital also is entitled to designate one or more persons to be nominated for election to the Board, as follows: (i) so long as Security Capital owns at least 10% but less than 25% of the outstanding Common Shares, it is entitled to nominate one person; and (ii) so long as Security Capital owns at least 25% of the outstanding Common Shares, it is entitled to nominate that number of persons as bears approximately the same ratio to the total number of members of the Board as the number of Common Shares beneficially owned by Security Capital bears to the total number of outstanding Common Shares.

   In addition, the Investor Agreement provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital is permitted to request, at any time, registration of all of Security Capital's Common Shares pursuant to Rule 415 under the Securities Act. Security Capital is permitted to request one registration for every $100 million (based on market value) of Common Shares it owns.

   The agreement also restricts Security Capital (or a group of which it is a member) from acquiring in excess of 49% of the Common Shares subject to certain exceptions.

Administrative Services Agreement

   Archstone and Security Capital entered into an Administrative Services Agreement (the "Administrative Services Agreement"), as of January 1, 2000, pursuant to which Security Capital provides Archstone with certain administrative and other services with respect to certain aspects of Archstone's business, as selected from time to time by Archstone at its option. These services include, but are not limited to, cash management and accounts payable services, internal audit services, real estate research and insurance administration. Fees payable to Security Capital are based upon Archstone's specific usage at fixed rates per unit for each service provided. Archstone, under a substantially similar administrative services agreement in effect during 1999, incurred $5.5 million for services rendered in 1999. Management anticipates incurring approximately $3.4 million for services rendered under the Administrative Services Agreement during 2000. The Administrative Services Agreement has a one-year term and expires on December 31, 2000. The Administrative Services Agreement can be modified or terminated by Archstone, in whole or in part, at any time, subject to certain terms and conditions.

Protection of Business Agreement

   Archstone and Security Capital are parties to a Protection of Business Agreement (the "Protection of Business Agreement"), which prohibits Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, management services to any entity which owns or operates apartment properties. The agreement does not prohibit Security Capital or its affiliates from owning any class of Archstone securities. The Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of Archstone and (ii) the percentage of outstanding voting securities of Archstone owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the Board. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on September 9, 2000.

Separation Agreements

   In March 2000, upon Jay Jacobson's resignation from Archstone, Mr. Jacobson and Archstone entered into a separation agreement. Under the agreement Archstone agreed to pay Mr. Jacobson approximately $424,480 in cash and forgave a loan in the principal amount of $50,000. Archstone also agreed to accept 45,325 Common Shares in repayment of a loan to Mr. Jacobson in the principal amount of $950,000, and to continue Mr. Jacobson's insurance coverage for a period of twelve months or his earlier eligibility for coverage under a comparable plan offered by a new employer.

   In January 1999, James C. Potts, a former Trustee, and Archstone entered into an agreement pursuant to which Mr. Potts (i) resigned as a Trustee, (ii) tendered to Archstone 89,136 Common Shares, and (iii) agreed to the cancellation of all options and dividend equivalent units held by him, and in exchange Archstone forgave the $1,885,308 loan that had been made to Mr. Potts to acquire such Common Shares and made a cash payment to Mr. Potts of $550,000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires Archstone's Trustees, officers and beneficial owners of more than ten percent of the outstanding Common Shares to file reports of ownership and changes in ownership of the Common Shares with the SEC and to send copies of those reports to Archstone. Based solely on a review of those reports and amendments thereto furnished to Archstone and on written representations of certain of those persons that they were not required to file certain of those reports, Archstone believes that no such person failed to file any such report on a timely basis during 1999, except that Caroline Brower and Jeffrey A. Jones each filed a late initial report, and Patrick R. Whelan filed one late report with respect to one transaction.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected KPMG LLP, certified public accountants, who have served as auditors for Archstone since 1980, to serve again as the auditors of Archstone's books and records for the coming year. A representative of KPMG LLP is expected to be present at the annual meeting, and will be given an opportunity to make a statement if that representative desires to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

   Archstone's 1999 Annual Report, which includes financial statements, is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

   Any proposal by a shareholder of Archstone intended to be presented at the 2001 annual meeting of shareholders must be received by Archstone at its principal executive offices not later than January 16, 2001, for inclusion in Archstone's proxy statement and form of proxy relating to that meeting.

   In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Archstone's bylaws. Archstone's bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals to Archstone during the period 90 to 120 days before the anniversary date of the proxy statement made in connection with the previous year's annual meeting. To be eligible for consideration at the 2001 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by Archstone between [90 days from date of proxy] and [120 days from date of proxy], 2001.

                                 OTHER MATTERS

   Archstone is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          Caroline Brower
                                          Secretary

[DATE], 2000

                                                                        ANNEX I

                             ARTICLES OF AMENDMENT
                                      OF
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                          ARCHSTONE COMMUNITIES TRUST

   The undersigned, being an officer duly authorized by unanimous vote of the Trustees of Archstone Communities Trust, a Maryland real estate investment trust (the "Trust"), does hereby certify pursuant to the provisions of Article VI, Section 1 of the Trust's Amended and Restated Declaration of Trust, as amended and supplemented (the "Declaration of Trust"), and Section 8-501 of the Corporations and Associations Article of the Annotated Code of Maryland, that the Board of Trustees of the Trust has adopted a resolution declaring this amendment to the Declaration of Trust as hereinafter set forth to be advisable and that the shareholders of the Trust have approved such amendment by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter.

   Therefore, the Declaration of Trust is hereby amended as follows:

     1. Article II, Section 1 is hereby amended by adding the following proviso at the end of the second sentence thereof:

     "provided, however, that the Board may provide that some or all of any or all classes or series of Shares shall be uncertificated"

     2. Article III, Section 2 is hereby amended by adding the words "in any manner permitted under Maryland law" after the word "proxy" and prior to the comma appearing in the first sentence thereof.

     3. Article V, Section 3 is hereby amended by adding the following proviso at the end thereof:

     "; provided, however, that the Shareholders shall not be entitled to vote on a merger or consolidation of the Trust which Title 8 permits to be approved without a vote of the Shareholders"

     4. Article VIII, Section 1 is hereby amended and restated in its entirety as follows:

     "Section 1. Limitation of Liability of Officers. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers of a real estate investment trust, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the officer is entered in a proceeding based on a finding in the proceeding that the officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

     5. Article VIII, Section 1 is hereby amended and restated in its entirety as follows:

  "The Trust shall indemnify each officer and employee, and shall have the power to indemnify each agent, of the Trust to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings."

   The undersigned officer acknowledges these Articles of Amendment to be the act of the Trust and, as to all other matters or facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

   IN WITNESS WHEREOF, the undersigned officer, duly authorized by a majority
of the Trustees, has executed these Articles of Amendment as of this       day
of           , 2000.


                                          _____________________________________
                                          Charles E. Mueller, Jr.
                                          Senior Vice President and
                                          Chief Financial Officer

ATTEST:

-------------------------------
Caroline Brower
Secretary

                          ARCHSTONE COMMUNITIES TRUST

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                        OF ARCHSTONE COMMUNITIES TRUST

     The undersigned shareholder of Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), hereby appoints R. Scot Sellers, Patrick
R. Whelan, Charles E. Mueller, Jr., and Caroline Brower, and each of them, as proxy for the undersigned, with full power of substitution to attend the Annual Meeting of Shareholders of Archstone to be held on Wednesday, May 17, 2000, at 10:30 a.m., mountain time, at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237 and at any adjournment(s) or postponement(s) thereof, and to vote and otherwise represent all the shares that the undersigned is entitled to vote with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------
                              [Logo of Archstone)

                          Archstone Communities Trust
                        Annual Meeting of Shareholders

                               ADMISSION TICKET

                            Wednesday, May 17, 2000
                          10:30 a.m. (Mountain Time)
                           Hyatt Regency Tech Center
                            7800 East Tufts Avenue
                            Denver, Colorado 80237

                          Please mark your vote as indicated in this example [X]

1. The election of each of (a) John T. Kelley, III, Constance B. Moore and John C. Schweitzer as a Class II Trustee to serve until the annual meeting of shareholders in 2003 and until their successors are duly elected and qualify, and (b) the election of C. Ronald Blankenship as a Class I Trustee to serve until the annual meeting of shareholders in 2002 and until his successor is duly elected and qualifies.

  FOR ALL   WITHHELD FROM     (INSTRUCTION: To withhold authority to vote for
 NOMINEES   ALL NOMINEES      any individual nominee, write that nominee's name
   [ ]           [ ]          in the space provided below.)

                              -------------------------------------------------

2. The approval and adoption of the Articles of Amendment of the Amended and Restated Declaration of Trust.

     FOR [ ]             WITHHELD [ ]            ABSTAIN [ ]


3.   To vote and otherwise represent the shares on any other       MARK HERE IF YOU PLAN
matters which may properly come before the meeting or              TO ATTEND THE MEETING [ ]
any adjournment(s) or postponement(s) thereof in
their discretion.



           Please sign exactly as name appears hereon and date.
           If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, or as an officer signing for a corporation, please give your full title under signature.

           _________________________________________________________
           Signature

           _________________________________________________________
           Signature, if held jointly

           Date:______________________________________________, 2000


                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF TWO WAYS:

                                 VOTE BY PHONE
                          HAVE YOUR PROXY CARD IN HAND
Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week
                   There is NO CHARGE to you for this call.
You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form. Follow the recorded instructions
                                      or
                              VOTE BY PROXY CARD
Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you voted by telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

                             THANK YOU FOR VOTING.